UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2007

(Date of report; date of earliest event reported)

Commission file number: 1-9117

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

(Zip Code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 18, 2007, Ryerson Inc. (the “Company”) issued a press release announcing that October 17, 2007, is the date of its special meeting of stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 24, 2007, by and among Ryerson, Rhombus Holding Corporation and Rhombus Merger Corporation. Pursuant to the merger agreement, Rhombus Merger Corporation will merge with and into Ryerson and Ryerson will become a wholly-owned subsidiary of Rhombus Holding Corporation. Rhombus Holding Corporation is owned by a private investment fund or funds affiliated with Platinum LLC. The special meeting will be held at 8:00 a.m., Central Time, at the Company’s offices, 2602 West 16th Street, Chicago, Illinois 60608. The press release attached hereto as an exhibit is incorporated by reference in answer to this Item 8.01. A copy of the press release dated September 18, 2007 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2007		/s/ Virginia M. Dowling
	By:	Virginia M. Dowling
	Its:	Vice President, Deputy General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 18, 2007

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